Exhibit 99.3

CENTRA FINANCIAL HOLDINGS, INC.

990 ELMER PRINCE DRIVE

P.O. BOX 656

MORGANTOWN, WEST VIRGINIA 26507-0656

(304) 598-2000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF STOCKHOLDERS,                  , 2011

Timothy P. Saab and Darren K. Williams, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Centra Financial Holdings, Inc., at the Special Meeting of Stockholders to be held                  , 2011, and any adjournment thereof.

Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of Centra Financial Holdings, Inc., distributed in connection with this Special Meeting. Each share is entitled to one vote. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

YOU MAY ALSO VOTE ONLINE AT https://

TELEPHONE NUMBER IS

(Continued and to be signed on reverse side.)

CENTRA FINANCIAL HOLDINGS, INC.

PLEASE MARK YOUR VOTE IN BOX

USING DARK INK ONLY.

The board of directors recommends a vote “FOR” the listed propositions.

		FOR	AGAINST	ABSTAIN
1.

To approve and adopt the Agreement and Plan of Reorganization dated as of December 15, 2010, or the merger agreement, between Centra and United Bankshares, Inc, or United Bankshares, the merger and the other transactions contemplated thereby. The merger agreement provides that Centra will merge with and into UBC Holding, a subsidiary of United Bankshares, upon the terms and subject to the conditions set forth in the merger agreement.

		☐	☐	☐

2.	To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the	☐	☐	☐

meeting to approve the matters to be considered by the shareholders at the meeting.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof:	☐	☐	☐

Dated: , 2011

Signature(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.